As filed with the Securities and Exchange Commission on January 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Helius Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-47877690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

(215) 944-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philippe Deschamps

President and Chief Executive Officer

Helius Medical Technologies, Inc.

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

(215) 944-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darren DeStefano

Jeffrey Libson

Cooley LLP

11951 Freedom Drive

Reston, Virginia 20190

(703) 456-8034

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A Common Stock, par value $0.001 per share	(2)	(3)	(3)	—
Preferred Stock, par value $0.001 per share	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Total	(2)		$100,000,000	$12,980.00(4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)

There are being registered hereunder such indeterminate number of shares of Class A Common Stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase Class A Common Stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A Common Stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

On December 23, 2016, the registrant filed a shelf registration statement on Form S-3 (File No. 333-215286), or the Prior Registration Statement, to register securities with an aggregate maximum offering price of $100,000,000, and paid a $11,590.00 registration fee in connection therewith. Of the $100,000,000 of securities registered under Prior Registration Statement, $26,372,473.75 remain unsold, or the Unsold Securities, as of the date of filing of this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registrant is applying the balance of the registration fee ($3,056.57) previously paid for the Unsold Securities to the total registration fee of $12,980.00 for this registration statement, with the remaining $9,923.43 paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus that covers the offering, issuance and sale by the registrant of up to $100,000,000 in the aggregate of the registrant’s Class A Common Stock, preferred stock, debt securities and/or warrants from time to time in one or more offerings; and

•

an at the market offering agreement prospectus that covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $11,340,000 of the registrant’s Class A Common Stock that may be issued and sold under an at the market offering agreement with H.C. Wainwright & Co., LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the at the market offering agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the at the market offering agreement are specified in the at the market offering agreement prospectus that immediately follows the base prospectus. The $11,340,000 of Class A Common Stock that may be offered, issued and sold under the at the market offering agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2020

PROSPECTUS

$100,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

We are an “emerging growth company” under applicable Securities and Exchange Commission, or the SEC, rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our Class A Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “HSDT” and on the Toronto Stock Exchange, or TSX, under the symbol “HSM.” On January 24, 2020, the last reported sale price of our Class A Common Stock as reported on (a) Nasdaq was US$1.28 per share and (b) the TSX was CAD$1.70 per share.

As of January 24, 2020, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $34.0 million, which is based on 23,302,155 shares of Class A Common Stock held by non-affiliates as of such date and a price of $1.46 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 23, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our Class A Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A Common Stock held by non-affiliates is less than $75 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Helius,” the “Company,” “we,” “us” and “our” refer to Helius Medical Technologies, Inc. and its wholly owned subsidiaries, Helius Medical, Inc, or HMI, Helius NeuroRehab, Inc., Helius Medical Technologies (Canada), Inc., Helius Canada Acquisition Ltd. and Heuro Canada, Inc.

ii

Our material registered and unregistered trademarks include: PoNS™. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other party’s trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including our financial statements and the related notes and other documents incorporated by reference in this prospectus, as well as the information under the caption “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a neurotechnology company focused on neurological wellness. Our purpose is to develop, license or acquire non-invasive technologies targeted at reducing symptoms of neurological disease or trauma.

Our first product, known as the Portable Neuromodulation Stimulator, or PoNS™, is an active, therapeutic, class II medical device authorized for sale in Canada intended as a short term treatment (14 weeks) of chronic balance deficit due to mild-to-moderate traumatic brain injury, or mmTBI, and is to be used in conjunction with targeted therapeutic activities and/or cognitive therapy, or PoNS Treatment™. The PoNS device is an investigational medical device in the United States, the European Union and Australia and it is currently under review for clearance by the Australian Therapeutic Goods Administration, or TGA. PoNS Treatment is not currently commercially available in the United States, the European Union or Australia. PoNS Treatment is the first and only treatment that combines neurostimulation of cranial nerves via the tongue to treat chronic balance deficit. In April 2019, we announced that the U.S. Food and Drug Administration, or FDA, had completed its review and denied our request for de novo classification of the PoNS device in the United States. A new FDA submission with additional supporting clinical data will be required for clearance in the United States. We are working with the FDA to define the scope of this ongoing clinical work. We have withdrawn our application from the EU marketing process due to uncertainty in Europe due to the switch from the Medical Device Directive to the Medical Device Regulation and the withdrawal of Lloyd’s Register Quality Assurance, our notified body, from the notified body business. We will reconsider submitting to the European Union when conditions stabilize and we have a new notified body in place.

Corporate History

NeuroHabilitation Corporation, or NHC, a Delaware corporation, incorporated on January 22, 2013, is involved in the medical device industry. In January 2013, HMI entered into an exclusive rights agreement whereby Advanced Neuro-Rehabilitation LLC, or ANR, granted NHC exclusive worldwide rights to ANR’s trade secrets, knowhow and patent pending technology for a non-invasive means for delivering neurostimulation through the oral cavity, in exchange for a 50% equity investment in NHC and a 4% royalty of NHC’s revenue collected from (a) the U.S. sales of products covered by any claim of the patent pending rights to end users and (b) services related to the therapy or use of such products in therapy services.

On June 13, 2014, we acquired a 100% interest in NHC pursuant to a plan of merger whereby our wholly-owned subsidiary was merged with and into NHC and all of the common shares in the capital of NHC were cancelled in consideration for the issuance of an aggregate of 7,060,016 shares of our Class A Common Stock to the shareholders of NHC. NHC, which changed its name to Helius Medical, Inc in December 2018, is now our wholly-owned subsidiary. Prior to the transaction we had no active business.

On January 31, 2019, we formed another wholly owned subsidiary, Helius NeuroRehab, Inc., a Delaware corporation, which will operate a clinical research site to collect data on the delivery of PoNS Treatment to patients with balance and gait disorders. On October 10, 2019, we formed Helius Canada Acquisition Ltd., a company incorporated under the federal laws of Canada and a wholly owned subsidiary of Helius Medical Technologies (Canada), Inc., a company incorporated under the federal laws of Canada, which acquired Heuro Canada, Inc. from Health Tech Connex Inc. on October 30, 2019.

Corporate Information

We are incorporated in the state of Delaware under the name Helius Medical Technologies, Inc. Our principal executive offices are located at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, and our telephone number is (215) 944-6100. Our website address is www.heliusmedical.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase securities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in total annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2020 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference herein. Accordingly, the information contained herein and therein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The Securities We May Offer

We may offer shares of our Class A Common Stock and preferred stock, various series of debt securities and warrants to purchase any such securities, up to a total aggregate offering price of $100,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Stock. We may issue shares of our Class A Common Stock from time to time. The holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of Class A Common Stock are entitled to receive ratably any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation, dissolution or winding up, the holders of Class A Common Stock are entitled to receive ratably our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Class A Common Stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of Class A Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. You should refer to our Certificate of Incorporation and our Amended and Restated Bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our Class A Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our Class A Common Stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our Class A Common Stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Class A Common Stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of Class A Common Stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with Class A Common Stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any warrants issued under this prospectus will be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our management’s beliefs and views with respect to future events and are subject to substantial risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters such as the development of product candidates or products, technology enhancements, possible changes in legislation, and other statements that are not historical.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	our ability to obtain funding for operations, including research funding;

•	our expectations regarding regulatory requirements in the United States, European Union, Canada and Australia;

•	our ability to build commercial infrastructure and distribution networks;

•	whether we will receive, and the timing and costs of obtaining, regulatory clearances in the United States, European Union, Australia and other countries where we intend to sell or license;

•	the therapeutic benefits, effectiveness and safety of our PoNS Treatment;

•	the benefits and risks of our PoNS Treatment as compared to other therapies;

•	our ability to advance our PoNS device into, and successfully complete, clinical trials in additional indications and the anticipated timing of such clinical trials;

•	the timing of the initiation, progress and completion of our planned clinical trials;

•	our future clinical and regulatory development plans for our PoNS device, and the success of any such plans;

•	the results of clinical trials, preclinical studies and research and development programs;

•	our ability to attract and retain customers;

•	the success and pricing of other competing therapies that are currently or may become available;

•	our ability to attract and retain qualified personnel;

•	the manufacturing capacity of third-party manufacturers for our PoNS device and our future manufacturing strategy;

•	our ability to procure electronic components to build inventory to meet demand forecasts within forecasted timelines and costs;

•	our ability to complete the technology transfer to a scale manufacturer for FDA submission and to scale production for commercial launch, if ever;

•

our sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

•	the competition we face from other companies, research organizations, academic institutions and government agencies, and the risks such competition pose to our PoNS Treatment;

•	the rate and degree of market acceptance of our PoNS Treatment in Canada, and in other markets if approved for commercialization in such markets;

•

the ability of our strategic partners to develop clinic system to facilitate the commercialization of the PoNS Treatment in Canada, and to develop a clinic system in other markets to coincide with the launch of the PoNS Treatment in other markets, if approved for commercialization;

•	our ability to defend ourselves against third-party claims of infringement or violation of, or other conflicts with, our intellectual property rights;

•	regulatory developments and the regulatory environments in which we operate;

•	our future growth plans;

•	our estimate of the size of the potential addressable market for our PoNS Treatment, if approved for commercialization;

•	the timing and amount of reimbursement for our PoNS Treatment;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	market and industry trends;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth; and

•	our anticipated use of the net proceeds from the sale of the securities offered hereby.

You should read this prospectus, the applicable prospectus supplement, any free writing prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus and the documents incorporated by reference herein, particularly in the “Risk Factors” section in the applicable prospectus supplement and any free writing prospectus, and under similar headings in the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by reference to these cautionary statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements except as required by law.

INDUSTRY AND OTHER DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in, or incorporated by reference in, this prospectus involves a number of assumptions and limitations.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for the advancement of our research and development activities, pre-launch commercialization and manufacturing scale-up, working capital, and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short-term, interest bearing investments, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Certificate of Incorporation and Amended and Restated Bylaws are summaries. You should also refer to the Certificate of Incorporation and the Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our Certificate of Incorporation authorizes us to issue up to 150,000,000 shares of Class A Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are currently undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

As of December 31, 2019, there were outstanding 30,718,554 shares of Class A Common Stock held by 60 stockholders of record. As of December 31, 2019, there were no outstanding shares of preferred stock.

Class A Common Stock

Voting

Each holder of our Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Class A Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our Class A Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of the holders of our Class A Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Warrants

As of December 31, 2019, we had warrants outstanding to purchase an aggregate of 3,043,605 shares of our Class A Common Stock with a weighted average exercise price of CAD$12.25. These warrants expire in April 2021.

Preferred Stock

Our board of directors has the authority under our Certificate of Incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

Stock Options

As of December 31, 2019, we had options outstanding to purchase an aggregate of 3,467,292 shares of our Class A Common Stock with a weighted average exercise price of US$6.76 per share. Many of these options are subject to vesting that generally occurs over a period of up to five years following the date of grant.

Restricted Stock

As of December 31, 2019, we had 27,697 fully-vested shares of restricted stock outstanding.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Amended and Restated Bylaws

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board of directors, only be filled by a majority vote of the directors then serving on the board of directors, even though less than a quorum.

Our Amended and Restated Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. Our Amended and Restated Bylaws also provide that only our Chairman of the board of directors, Chief Executive Officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Our Amended and Restated Bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

Our Certificate of Incorporation and Amended and Restated Bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of our outstanding Class A Common Stock. As described above, our Certificate of Incorporation gives our board of directors the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our Amended and Restated Bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

The provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action. Our Certificate of Incorporation further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Registration Rights of A&B

Pursuant to the terms of our $7,000,000 Credit Facility with A&B Company Limited, dated as of October 9, 2015, or the Credit Facility, we have agreed to register the shares of Class A Common Stock issued or issuable under the terms of the Credit Facility upon the request of A&B Company Limited. As of December 31, 2019, A&B Company Limited beneficially owned 2,495,747 shares of our Class A Common Stock.

Incentive Plans

We have filed Form S-8 registration statements under the Securities Act to register shares of our Class A Common Stock issued or reserved for issuance under our 2018 Omnibus Incentive Plan, or the 2018 Plan, our 2016 Omnibus Incentive Plan, or the 2016 Plan, the predecessor incentive plan at the time of the adoption of the 2018 Plan, and our 2014 Stock Incentive Plan, or the 2014 Plan, the predecessor incentive plan at the time of the adoption of the 2016 Plan. We have ceased granting awards under the 2016 Plan and the 2014 Plan. However, outstanding awards granted prior to the effective date of the 2018 Plan are still governed by the 2016 Plan or the 2014 Plan, as applicable. Each Form S-8 registration statement became effective immediately upon filing, and shares covered by such registration statement are eligible for sale in the public markets, subject to vesting restrictions and Rule 144 limitations applicable to affiliates.

Pursuant to the terms of the 2018 Plan, we are authorized to grant stock options, as well as awards of stock appreciation rights, restricted stock, unrestricted shares, restricted stock units, stock equivalent units and performance-based cash awards. These awards may be granted to directors, officers, employees and eligible consultants. Vesting and the term of an award is determined at the discretion of the board of directors. An aggregate of 5,356,114 shares of our Class A Common Stock may be issued under the 2018 Plan. This share reserve is the sum of 3,000,000 new shares, plus the remaining 2,356,114 shares that remained available for issuance under the 2016 Plan. As of December 31, 2019, there was an aggregate of 4,068,771 shares of Class A Common Stock remaining available for issuance under the 2018 Plan.

Transfer Agent and Registrar

The transfer agent and the registrar for the Company is Computershare Investor Services Inc., located at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 and 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B4.

Listing

Our Class A Common Stock is listed on Nasdaq under the symbol “HSDT” and on the TSX under the symbol “HSM.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either secured or unsecured and will be senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;

•	the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Outstanding Debt Securities

As of December 31, 2019, there were no outstanding debt securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A Common Stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with Class A Common Stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Class A Common Stock or preferred stock, the number of shares of Class A Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Class A Common Stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants to Purchase Class A Common Stock

As of December 31, 2019, we had warrants outstanding to purchase an aggregate of 3,043,605 shares of our Class A Common Stock with a weighted average exercise price of CAD$12.25. These warrants expire in April 2021.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC or The Canadian Depository for Securities, known as CDS, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades (which may involve crosses) or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of Nasdaq and/or the TSX or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on Nasdaq and/or the TSX or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Class A Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Helius Medical Technologies, Inc. as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.heliusmedical.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any document previously incorporated by reference herein have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K or Schedule 14A) and until the termination or completion of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 14, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed on April 26, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed on January 25, 2019, April 10, 2019, June 13, 2019, September 4, 2019, October 24, 2019, November 12, 2019, November 22, 2019, November 25, 2019, December 16, 2019 and January 27, 2020; and

•

the description of our Class  A Common Stock included in our registration statement on Form 8-A filed on April 4, 2018, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940; telephone: (215) 944-6100.

You also may access these filings on our website at www.heliusmedical.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

$100,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

PROSPECTUS

                    , 2020

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2020

PROSPECTUS

$11,340,000

Class A Common Stock

This prospectus relates to the offer, issuance and sale from time to time of our Class A Common Stock having an aggregate offering price of up to $11,340,000 through H.C. Wainwright & Co., LLC, or Wainwright, as sales agent. These sales, if any, will be made pursuant to the terms of an at the market offering agreement, or the sales agreement, between us and Wainwright.

Our Class A Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “HSDT” and on the Toronto Stock Exchange, or TSX, under the symbol “HSM.” On January 24, 2020, the last reported sale price of our Class A Common Stock as reported on (a) Nasdaq was US$1.28 per share and (b) the TSX was CAD$1.70 per share.

As of January 24, 2020, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $34.0 million, which is based on 23,302,155 shares of Class A Common Stock held by non-affiliates as of such date and a price of $1.46 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 23, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our Class A Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A Common Stock held by non-affiliates is less than $75 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Sales of our Class A Common Stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq, or any other existing trading market in the United States for our Class A Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Wainwright for sales of Class A Common Stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of Class A Common Stock sold under the sales agreement. In connection with the sale of the Class A Common Stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

No sales of our Class A Common Stock under this prospectus will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX.

Investing in our Class A Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

We are an “emerging growth company” under applicable Securities and Exchange Commission, or the SEC, rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is                     , 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. The $11,340,000 of Class A Common Stock that may be offered, issued and sold under this prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the sales agent have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the sales agent take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus or incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our Class A Common Stock. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where offers and sales are permitted. We are not offering to sell, or seeking offers to buy, shares of our Class A Common Stock in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX. The distribution of this prospectus and the offering of the Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in Canada or in any other jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Helius,” the “Company,” “we,” “us” and “our” refer to Helius Medical Technologies, Inc. and its wholly owned subsidiaries, Helius Medical, Inc, or HMI, Helius NeuroRehab, Inc., Helius Medical Technologies (Canada), Inc., Helius Canada Acquisition Ltd. and Heuro Canada, Inc.

Our material registered and unregistered trademarks include: PoNS™. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of

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their respective owners. Use or display by us of other party’s trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Our consolidated financial statements incorporated by reference in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States and are reported in United States dollars.

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus are references to U.S. dollars. References to “$,” “US$” or “dollars” are to U.S. dollars and references to “CAD$” are to Canadian dollars. In this prospectus, where applicable, and unless otherwise indicated, amounts are converted from Canadian dollars to U.S. dollars and vice versa by applying the single daily exchange rate for conversion of one Canadian dollar to U.S. dollars as reported by the Bank of Canada on January 24, 2020.

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, each based on the Bank of Canada single daily exchange rate in effect on each trading day for the relevant period, for conversion of Canadian dollars into U.S. dollars.

	Fiscal Year Ended December 31,
	2018 (US$)	2017 (US$)
Closing	0.7330	0.7971
High	0.8138	0.8245
Low	0.7330	0.7276
Average	0.7721	0.7708

	Three Months Ended December 31,
	2019 (US$)	2018 (US$)
Closing	0.7699	0.7330
High	0.7699	0.7811
Low	0.7502	0.7330
Average	0.7576	0.7575

On January 24, 2020, the single daily exchange rate as quoted by the Bank of Canada was CAD$1.0000 = US$0.7610.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including our financial statements and the related notes and other documents incorporated by reference in this prospectus, as well as the information under the caption “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a neurotechnology company focused on neurological wellness. Our purpose is to develop, license or acquire non-invasive technologies targeted at reducing symptoms of neurological disease or trauma.

Our first product, known as the Portable Neuromodulation Stimulator, or PoNS™, is an active, therapeutic, class II medical device authorized for sale in Canada intended as a short term treatment (14 weeks) of chronic balance deficit due to mild-to-moderate traumatic brain injury, or mmTBI, and is to be used in conjunction with targeted therapeutic activities and/or cognitive therapy, or PoNS Treatment™. The PoNS device is an investigational medical device in the United States, the European Union and Australia and it is currently under review for clearance by the Australian Therapeutic Goods Administration, or TGA. PoNS Treatment is not currently commercially available in the United States, the European Union or Australia. PoNS Treatment is the first and only treatment that combines neurostimulation of cranial nerves via the tongue to treat chronic balance deficit. In April 2019, we announced that the U.S. Food and Drug Administration, or FDA, had completed its review and denied our request for de novo classification of the PoNS device in the United States. A new FDA submission with additional supporting clinical data will be required for clearance in the United States. We are working with the FDA to define the scope of this ongoing clinical work. We have withdrawn our application from the EU marketing process due to uncertainty in Europe due to the switch from the Medical Device Directive to the Medical Device Regulation and the withdrawal of Lloyd’s Register Quality Assurance, our notified body, from the notified body business. We will reconsider submitting to the European Union when conditions stabilize and we have a new notified body in place.

Corporate History

NeuroHabilitation Corporation, or NHC, a Delaware corporation, incorporated on January 22, 2013, is involved in the medical device industry. In January 2013, HMI entered into an exclusive rights agreement whereby Advanced Neuro-Rehabilitation LLC, or ANR, granted NHC exclusive worldwide rights to ANR’s trade secrets, knowhow and patent pending technology for a non-invasive means for delivering neurostimulation through the oral cavity, in exchange for a 50% equity investment in NHC and a 4% royalty of NHC’s revenue collected from (a) the U.S. sales of products covered by any claim of the patent pending rights to end users and (b) services related to the therapy or use of such products in therapy services.

On June 13, 2014, we acquired a 100% interest in NHC pursuant to a plan of merger whereby our wholly-owned subsidiary was merged with and into NHC and all of the common shares in the capital of NHC were cancelled in consideration for the issuance of an aggregate of 7,060,016 shares of our Class A Common Stock to the shareholders of NHC. NHC, which changed its name to Helius Medical, Inc in December 2018, is now our wholly-owned subsidiary. Prior to the transaction we had no active business.

On January 31, 2019, we formed another wholly owned subsidiary, Helius NeuroRehab, Inc., a Delaware corporation, which will operate a clinical research site to collect data on the delivery of PoNS Treatment to patients with balance and gait disorders. On October 10, 2019, we formed Helius Canada Acquisition Ltd., a company incorporated under the federal laws of Canada and a wholly owned subsidiary of Helius Medical Technologies (Canada), Inc., a company incorporated under the federal laws of Canada, which acquired Heuro Canada, Inc. from Health Tech Connex Inc. on October 30, 2019.

Corporate Information

We are incorporated in the state of Delaware under the name Helius Medical Technologies, Inc. Our principal executive offices are located at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, and our telephone number is (215) 944-6100. Our website address is www.heliusmedical.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase securities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in total annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2020 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference herein. Accordingly, the information contained herein and therein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Class A Common Stock Offered by Us	Shares of our Class A Common Stock having an aggregate offering price of up to $11,340,000.

Class A Common Stock Outstanding Immediately After the Offering	Up to 8,859,375 shares of Class A Common Stock, assuming all $11,340,000 of our shares of Class A Common Stock are sold in this offering at an assumed offering price of $1.28 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 24, 2020.

Plan of Distribution	“At the market offerings” that may be made from time to time through our sales agent. See “Plan of Distribution” beginning on page S-18 of this prospectus.

Use of Proceeds	We plan to use the net proceeds from this offering primarily to fund our planned single arm clinical study to collect additional data to support our anticipated submission of a new request to the FDA for de novo classification of the PoNS device for patients with balance deficits following mmTBI, to fund our Canadian commercialization activities and the remainder for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus.

Risk Factors	You should read the “Risk Factors” sections beginning on page S-5 of this prospectus and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Symbol	“HSDT”

The number of shares of Class A Common Stock that will be outstanding after this offering as shown above is based on 30,718,554 shares of our Class A Common Stock outstanding as of September 30, 2019, after giving effect to the issuance of 4,815,010 shares of our Class A Common Stock in a public offering in November 2019, and excludes the following:

•	3,629,288 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2019, at a weighted-average exercise price of US$6.93 per share;

•	3,043,605 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2019, at a weighted-average exercise price of CAD$13.10;

•	an aggregate of 3,934,473 shares of Class A Common Stock reserved for future issuance under our 2018 Omnibus Incentive Plan, or the 2018 Plan, as of September 30, 2019; and

•	an aggregate of 35,756 shares of fully-vested restricted stock granted subsequent to September 30, 2019.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above.

No sales of our Class A Common Stock under this prospectus will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and in any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

We will require additional financing to carry out our plan of operations and if we are unable to obtain such financing, our business may fail.

We currently have limited working capital and liquid assets. We had cash of $9.0 million at September 30, 2019. As of September 30, 2019, we had only generated $1.3 million in revenue through product sales of our PoNS device in Canada pursuant to our executed supply agreements with neuroplasticity clinics in Canada. There are a number of conditions that we must satisfy before we will be able to generate significant revenue, including, but not limited to, marketing authorization from the FDA of the PoNS device for mmTBI, manufacturing of a commercially-viable version of the PoNS device, obtaining favorable reimbursement from third party payers and demonstrating effectiveness sufficient to generate commercial orders by customers for our product. Even if we complete this offering, we do not anticipate having sufficient resources to accomplish all of these conditions necessary for us to generate significant revenue, and we believe our existing capital resources, together with the net proceeds from this offering will be insufficient to fund our operations beyond the first quarter of 2020. We will therefore require substantial additional funds in order to continue to conduct the research and development and regulatory authorization activities necessary to bring our product to market, to establish effective marketing and sales capabilities and to develop other product candidates. We may never succeed in achieving regulatory authorization for our current product candidate in the United States, Europe or Australia. We may be unable to raise the additional funding to finance our business on commercially reasonable terms, or at all. If we are unable to obtain additional financing as needed, we may be forced to reduce the scope of our operations and planned capital expenditures or sell certain assets, including intellectual property, and we may be forced to cease or wind down operations, seek protection under the provisions of the U.S. Bankruptcy Code, or liquidate and dissolve our company, which would have a material adverse effect on the value of our Class A Common Stock.

Raising additional capital by issuing securities, including as a result of this offering, or through debt financings or licensing arrangements may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidate on terms unfavorable to us.

Until such time, if ever, as we can generate substantial revenue from the sale of our PoNS Treatment, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships with third parties, we may have to relinquish valuable rights to our technologies or product candidate, future revenue streams or research programs, or otherwise grant licenses on terms that are not favorable to us. If we are unable to raise additional capital when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts for our product candidate or our preclinical product candidates, or grant rights to develop and market potential future product candidates that we would otherwise prefer to develop and market ourselves. Any of these events could adversely affect our ability to achieve our product development and commercialization goals and have a material adverse effect on our business, financial condition and results of operations.

After this offering, our executive officers and directors and their affiliates, if they choose to act together, will continue to have the ability to significantly influence all matters submitted to stockholders for approval.

Upon the completion of this offering, assuming that an aggregate of 8,859,375 shares of Class A Common Stock are sold at a price of $1.28 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 24, 2020, for aggregate gross proceeds of $11,340,000, and based on the 30,718,554 shares of our Class A Common Stock outstanding as of September 30, 2019, after giving effect to the issuance of 4,815,010 shares of our Class A Common Stock in a public offering in November 2019, our executive officers and directors and their affiliates will beneficially own, in the aggregate, shares representing 15.1% of our Class A Common Stock, assuming no exercise of options or warrants outstanding as of September 30, 2019. As a result, following this offering, if these stockholders were to choose to act together, they would be able to significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may delay, defer or prevent a change in control of our company, entrench our management and board of directors, or impede a merger, consolidation, takeover or other business combination involving us that other stockholders may desire.

If you purchase securities sold in this offering, you will suffer immediate dilution of your investment.

The public offering price per share of Class A Common Stock in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering. Therefore, if you purchase securities in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming that an aggregate of 8,859,375 shares of Class A Common Stock are sold at a price of $1.28 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 24, 2020, for aggregate gross proceeds of $11,340,000, you will experience immediate dilution of US$0.76 per share, representing the difference between the assumed public offering price and our pro forma as adjusted net tangible book value per share as of September 30, 2019, after giving effect to the issuance of 4,815,010 shares of our Class A Common Stock in a public offering in November 2019. The exercise of outstanding stock options and warrants would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion over the use of our cash, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Class A Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our Class A Common Stock to decline and delay the development of our medical device candidates. Pending their use to fund operations, we may invest our cash in a manner that does not produce income or that loses value.

Because we do not intend to pay dividends for the foreseeable future, stockholders must rely on appreciation of the value of our Class A Common Stock for any return on their investment.

We have never declared or paid any dividends on our Class A Common Stock and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. As a result, we expect that only appreciation of the price of our Class A Common Stock, if any, will provide a return to investors in this offering for the foreseeable future.

Future sales of our Class A Common Stock could cause our stock price to decline.

Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales might occur, may reduce the prevailing market price of our Class A Common Stock and make more difficult for you to sell your Class A Common Stock at a time and price that you deem appropriate. In addition, any sales of securities by us or existing stockholders could have a material adverse effect on the market price of our Class A Common Stock.

If we fail to satisfy all applicable Nasdaq continued listing requirements, including the $1.00 minimum closing bid price requirement, our Class A Common Stock may be delisted from Nasdaq, which could have an adverse impact on the liquidity and market price of our Class A Common Stock.

Our Class A Common Stock is currently listed on Nasdaq, which has qualitative and quantitative continued listing requirements, including corporate governance requirements, public float requirements and the $1.00 minimum closing bid price requirement. Recently, our Class A Common Stock has traded at closing bid prices below $1.00. If our Class A Common Stock trades at closing bid prices below $1.00 for a period in excess of 30 consecutive business days, or if we are unable to satisfy any other continued listing requirement, Nasdaq may take steps to delist our Class A Common Stock. We would then evaluate our options to restore compliance with the applicable continued listing requirement, which options may include pursuing a reverse stock split to restore compliance with the $1.00 minimum closing bid price requirement. A delisting of our Class A Common Stock could adversely affect the market liquidity of our Class A Common Stock, decrease the market price of our Class A Common Stock and adversely affect our ability to obtain financing for the continuation of our operations.

The Class A Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the Class A Common Stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our management’s beliefs and views with respect to future events and are subject to substantial risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters such as the development of product candidates or products, technology enhancements, possible changes in legislation, and other statements that are not historical.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	our ability to obtain funding for operations, including research funding;

•	our expectations regarding regulatory requirements in the United States, European Union, Canada and Australia;

•	our ability to build commercial infrastructure and distribution networks;

•	whether we will receive, and the timing and costs of obtaining, regulatory clearances in the United States, European Union, Australia and other countries where we intend to sell or license;

•	the therapeutic benefits, effectiveness and safety of our PoNS Treatment;

•	the benefits and risks of our PoNS Treatment as compared to other therapies;

•	our ability to advance our PoNS device into, and successfully complete, clinical trials in additional indications and the anticipated timing of such clinical trials;

•	the timing of the initiation, progress and completion of our planned clinical trials;

•	our future clinical and regulatory development plans for our PoNS device, and the success of any such plans;

•	the results of clinical trials, preclinical studies and research and development programs;

•	our ability to attract and retain customers;

•	the success and pricing of other competing therapies that are currently or may become available;

•	our ability to attract and retain qualified personnel;

•	the manufacturing capacity of third-party manufacturers for our PoNS device and our future manufacturing strategy;

•	our ability to procure electronic components to build inventory to meet demand forecasts within forecasted timelines and costs;

•	our ability to complete the technology transfer to a scale manufacturer for FDA submission and to scale production for commercial launch, if ever;

•

our sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

•	the competition we face from other companies, research organizations, academic institutions and government agencies, and the risks such competition pose to our PoNS Treatment;

•	the rate and degree of market acceptance of our PoNS Treatment in Canada, and in other markets if approved for commercialization in such markets;

•

the ability of our strategic partners to develop clinic system to facilitate the commercialization of the PoNS Treatment in Canada, and to develop a clinic system in other markets to coincide with the launch of the PoNS Treatment in other markets, if approved for commercialization;

•	our ability to defend ourselves against third-party claims of infringement or violation of, or other conflicts with, our intellectual property rights;

•	regulatory developments and the regulatory environments in which we operate;

•	our future growth plans;

•	our estimate of the size of the potential addressable market for our PoNS Treatment, if approved for commercialization;

•	the timing and amount of reimbursement for our PoNS Treatment;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	market and industry trends;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth; and

•	our anticipated use of the net proceeds from the sale of the securities offered hereby.

You should read this prospectus, the applicable prospectus supplement, any free writing prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus and the documents incorporated by reference herein, particularly in the “Risk Factors” section in the applicable prospectus supplement and any free writing prospectus, and under similar headings in the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by reference to these cautionary statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements except as required by law.

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate sales proceeds of up to $11,340,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with the sales agent as a source of financing.

We currently intend to use the net proceeds from this offering, together with our existing cash, primarily to fund our planned single arm clinical study to collect additional data to support our anticipated submission of a new request to the FDA for de novo classification of the PoNS device for patients with balance deficits following mmTBI, to fund our Canadian commercialization activities and the remainder for working capital and general corporate purposes.

We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

The expected use of our net proceeds from this offering described above represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the review by the FDA other foreign regulatory authorities of our marketing authorization applications. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

DIVIDEND POLICY

We have never declared or paid any dividends on our Class A Common Stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

DILUTION

If you invest in our Class A Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and our pro forma as adjusted net tangible book value per share of our Class A Common Stock after this offering.

Our net tangible book value as of September 30, 2019 was US$8.8 million, or US$0.34 per share of Class A Common Stock. After giving effect to our receipt of net proceeds of approximately $1.1 million from our sale and issuance of 4,815,010 shares of Class A Common Stock in a public offering in November 2019, our pro forma net tangible book value as of September 30, 2019 was US$9.9 million, or US$0.32 per share of Class A Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Class A Common Stock outstanding.

After giving effect to the sale of an aggregate of 8,859,375 shares of our Class A Common Stock in this offering at an assumed public offering price of US$1.28 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 24, 2020, for aggregate net proceeds of $10.8 million, and after deducting estimated commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2019 would have been US$20.7 million, or US$0.52 per share. This represents an immediate increase in pro forma net tangible book value of US$0.20 per share to existing stockholders and immediate dilution of US$0.76 per share to investors purchasing our Class A Common Stock in this offering at the assumed public offering price. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price paid by new investors for the purposes of this calculation. The following table illustrates this dilution on a per share basis to the new investors in this offering:

Assumed public offering price per share of Class A Common Stock		$1.28
Pro forma net tangible book value per share as of September 30, 2019	$0.32
Increase in pro forma net tangible book value per share attributable to the sale of shares of Class A Common Stock in this offering	0.20

Pro forma as adjusted net tangible book value per share after this offering		0.52

Dilution per share to investors purchasing shares of Class A Common Stock in this offering		$0.76

The table above assumes for illustrative purposes that an aggregate of 8,859,375 shares of our Class A Common Stock are sold during the term of the sales agreement at a price of $1.28 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 24, 2020, for aggregate net proceeds of $10.8 million, and after deducting estimated commissions and offering expenses payable by us. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.28 per share shown in the table above, assuming all of our Class A Common Stock in the aggregate amount of $11,340,000 is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.58 per share and would increase the dilution in pro forma net tangible book value per share to new investors in this offering to $1.70 per share, after deducting estimated commissions and offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.28 per share shown in the table above, assuming all of our Class A Common Stock in the aggregate amount of $11,340,000 is sold at that price, would decrease our pro forma adjusted net tangible book value per share after the offering to $0.29 per share and would decrease the dilution in pro forma net tangible book value per share to new investors in this offering to $0.01 per share, after deducting estimated commissions and offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 30,718,554 shares of our Class A Common Stock outstanding as of September 30, 2019, after giving effect to the issuance of 4,815,010 shares of our Class A Common Stock in a public offering in November 2019, and excludes the following:

•	3,629,288 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2019, at a weighted-average exercise price of US$6.93 per share;

•	3,043,605 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2019, at a weighted-average exercise price of CAD$13.10;

•	an aggregate of 3,934,473 shares of Class A Common Stock reserved for future issuance under the 2018 Plan as of September 30, 2019; and

•	an aggregate of 35,756 shares of fully-vested restricted stock granted subsequent to September 30, 2019.

To the extent that any options or warrants are exercised, restricted stock units vest, new equity awards are issued under the 2018 Plan or we otherwise issue additional shares of Class A Common Stock in the future at a price less than the public offering price, there may be further dilution to new investors in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our Class A Common Stock issued pursuant to this offering, or the Shares. All prospective non-U.S. holders of our Shares should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Shares. In general, a non-U.S. holder means a beneficial owner of our Shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds our Shares as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our Shares pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Shares as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Shares under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our Shares through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our securities.

Distributions on the Shares

Distributions, if any, on the Shares generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in the Shares. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Our Shares.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder generally will be required to provide (a) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions will also be subject to the discussion below under the headings “—Backup Withholding and Information Reporting” and “—Foreign Accounts.”

Gain on Sale, Exchange or Other Taxable Disposition of Our Shares

Subject to the discussion below under the headings “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other taxable disposition of our Shares unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Distributions on the Shares” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•

we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” in which case such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and may be subject to withholding at a rate of 15%. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our Class A Common Stock is regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market, the Shares will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding Class A Common Stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held the Shares. There can be no assurance that our Class A Common Stock will continue to qualify as regularly traded on an established securities market.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our Shares paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to any dividends on our Shares. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our Shares if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or IRS Form W-8ECI, or otherwise establishes an exemption provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “—Distributions on the Shares,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Shares by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our Shares (subject to the discussion below) paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our Shares (subject to the discussion below) paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The U.S. Treasury Department has released proposed regulations, which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Wainwright, under which we may issue and sell our Class A Common Stock having an aggregate gross sales price of up to $11,340,000 from time to time through Wainwright acting as sales agent. The sales agreement provides that sales of our Class A Common Stock, if any, under this prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. No sales of our Class A Common Stock under this prospectus will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX.

Wainwright will offer the Class A Common Stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Wainwright on any day that: (i) is a trading day for Nasdaq; (ii) we have instructed Wainwright by telephone to make such sales; and (iii) we have satisfied the conditions under Section 6 of the sales agreement. We will designate the maximum number of shares of Class A Common Stock to be sold through Wainwright on a daily basis. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the Class A Common Stock so designated or determined. We or Wainwright may suspend the offering of Class A Common Stock being made through Wainwright under the sales agreement upon proper notice to the other party.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our Class A Common Stock. Wainwright will be entitled to a placement fee of 3.0% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, as provided in the sales agreement. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the fees and disbursements of its legal counsel in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the sales agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the sales agreement, will be approximately $200,000.

Settlement for sales of Class A Common Stock will occur at 10:00 a.m. (New York City time), or at such other time that is agreed upon by us and Wainwright in connection with a particular transaction, on the second trading day following sale of the shares, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of Class A Common Stock requested to be sold by us, subject to the conditions set forth in the sales agreement. In connection with the sale of the Class A Common Stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Common Stock pursuant to the sales agreement will terminate upon the earlier of (i) the issuance and sale of all of the Class A Common Stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We may terminate the sales agreement at any time upon five business days’ prior notice.

Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus.

We intend to apply to list any shares of Class A Common Stock sold in this offering on The Nasdaq Capital Market and the Toronto Stock Exchange, and approval for such listing is a condition for sales under the sales agreement.

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered hereby, and certain other legal matters in connection with this offering, will be passed upon for us by Cooley LLP, Reston, Virginia. Certain U.S. legal matters in connection with this offering will be passed upon for the sales agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Helius Medical Technologies, Inc. as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.heliusmedical.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any document previously incorporated by reference herein have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K or Schedule 14A) and until the termination or completion of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 14, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed on April 26, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed on January 25, 2019, April 10, 2019, June 13, 2019, September 4, 2019, October 24, 2019, November 12, 2019, November 22, 2019, November 25, 2019, December 16, 2019 and January 27, 2020; and

•

the description of our Class  A Common Stock included in our registration statement on Form 8-A filed on April 4, 2018, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940; telephone: (215) 944-6100.

You also may access these filings on our website at www.heliusmedical.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

$11,340,000

Class A Common Stock

PROSPECTUS

H.C. Wainwright & Co.

                    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the offering of the securities described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

	Amount
SEC registration fee	$12,980
FINRA filing fee	11,544
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Transfer agent fees and expenses
Trustee fees and expenses
Printing and miscellaneous expenses		(1)

Total expenses		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our amended and restated bylaws provide that: (1) we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (2) we may, in our discretion, indemnify our other officers, employees and agents as set forth in the Delaware General Corporation Law; (3) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors and executive officers in connection with certain legal proceedings; (4) the rights conferred in the bylaws are not exclusive; (5) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents; and (6) we may secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and our Certificate of Incorporation. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

1.2	At the Market Offering Agreement by and between the Registrant and H.C. Wainwright & Co., LLC, dated January 27, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 27, 2020)

3.1	Certificate of Conversion filed with the Delaware Secretary of State on July 18, 2018 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed August 9, 2018)

3.2	Certificate of Incorporation, as corrected (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 30, 2018)

3.3	Bylaws as amended and restated (incorporated by reference to Exhibit 3.3 to the Form 10-Q filed August 9, 2018)

4.1	Warrant Indenture dated April 11, 2018 by and between the Registrant and Computershare Trust Company of Canada (incorporated by reference to Exhibit 4.1 to the Form 8-K filed April 12, 2018)

4.2*	Form of Specimen Preferred Stock Certificate and Certificate of Designation of Preferred Stock

4.3	Form of Indenture, between the Registrant and one or more trustees to be named

4.4*	Form of Debt Security

4.5	Form of Class A Common Stock Warrant Agreement and Warrant Certificate

4.6	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.7	Form of Debt Securities Warrant Agreement and Warrant Certificate

5.1	Opinion of Cooley LLP

Exhibit Number	Description of Exhibit

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the initial filing of this Registration Statement)

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Indenture

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.
**	To be filed, if necessary, separately under electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, Commonwealth of Pennsylvania on January 27, 2020.

Helius Medical Technologies, Inc.

By	/s/ Philippe Deschamps
Philippe Deschamps President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philippe Deschamps and Joyce LaViscount, and each and either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 27th day of January, 2020.

Signature	Title
/s/ Philippe Deschamps Philippe Deschamps	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joyce LaViscount Joyce LaViscount	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Dane Andreef Dane Andreef	Director

/s/ Thomas E. Griffin Thomas E. Griffin	Director

/s/ Huaizheng Peng Huaizheng Peng	Director

/s/ Edward M. Straw Edward M. Straw	Director

Signature	Title

/s/ Mitchell E. Tyler Mitchell E. Tyler	Director

/s/ Blane Walter Blane Walter	Director